UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2017

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Corporation’s Annual Meeting of Stockholders held on May 25, 2017, the matters voted on and the voting results are as follows:

Proposal 1 — Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained
Aurelio Alemán	181,008,002	473,102	27,901

Joshua D. Bresler	180,634,806	838,594	35,605

Juan Acosta Reboyras	180,903,691	559,819	45,495

Luz A. Crespo	181,090,408	370,645	47,952

Robert T. Gormley	181,078,199	381,513	49,293

Michael P. Harmon	180,549,798	909,970	49,237

Roberto R. Herencia	124,572,921	56,328,414	607,670

David I. Matson	180,971,395	487,879	49,731

Joe Menéndez-Cortada	179,810,851	1,651,724	46,430

Broker Non-Vote 13,096,908            shares for each director.

Proposal 2 – Non-binding Approval of Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

128,170,594	53,210,797	127,614	13,096,908

Proposal 3 — Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accounting Firm for Fiscal Year 2017

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

192,578,009	1,501,764	526,140	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

May 31, 2017	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel